M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President, Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Edison, New Jersey—April 26, 2012—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2012.

Recent highlights include:

-	Reported funds from operations of $0.74 per diluted share;

-	Reported net income of $0.29 per diluted share;

-	Acquired a senior mezzanine loan position through a joint venture;

-	Completed sale of $300 million face amount of senior unsecured notes; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2012 amounted to $74.5 million, or $0.74 per share.

Net income available to common shareholders for the first quarter 2012 equaled $25.8 million, or $0.29 per share.

Total revenues for the first quarter 2012 were $183.0 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,811,226 shares of common stock, and 12,187,122 common operating partnership units outstanding as of March 31, 2012.  The Company had a total of 99,998,348 common shares/common units outstanding at March 31, 2012.

As of March 31, 2012, the Company had total indebtedness of approximately $1.9 billion, with a weighted average annual interest rate of 6.15 percent.

The Company had a debt-to-undepreciated assets ratio of 34.2 percent at March 31, 2012.  The Company had an interest coverage ratio of 3.4 times for the quarter ended March 31, 2012.

“The economic recovery and employment gains have been slow to materialize. Notwithstanding this continued pressure on economic fundamentals, we experienced solid leasing activity. We also took advantage of our well-regarded balance sheet and recently completed the sale of $300 million in 10-year senior unsecured notes at a favorable interest rate of 4.5 percent. This successful execution enhanced our financial flexibility," commented Mitchell E. Hersh, president and chief executive officer.

TRANSACTIONS

On February 17, 2012, the Company entered into a joint venture to form Stamford SM L.L.C. (“Stamford SM”) which acquired a senior mezzanine loan position in the capital stack of a 1.7 million square-foot class A portfolio in Stamford, Connecticut for $40 million.  The Mezz Loan has a face value of $50 million (subject to certain conditions, $3 million is payable to another party), and is secured by the equity interests in a premier seven-building portfolio containing 1.67 million square feet of class A office space and 106 residential rental units totaling 70,500 square feet, all located in the Stamford Central Business District.  The Company owns an 80 percent interest in the venture.

FINANCING ACTIVITY

On April 19, 2012, the Company completed the sale of $300 million face amount of 4.50 percent senior unsecured notes due April 18, 2022 with interest payable semi-annually in arrears.  The net proceeds from the issuance of $296.8 million, after underwriting discount and offering expenses, were used primarily to repay outstanding borrowings under the Company’s unsecured revolving credit facility and for general corporate purposes, which may include the purchasing or retiring of some of our outstanding debt securities.

DIVIDENDS

In March, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the first quarter 2012, which was paid on April 13, 2012 to shareholders of record as of April 4, 2012.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 87.9 percent leased at March 31, 2012, as compared to 88.3 percent leased at December 31, 2011.

For the quarter ended March 31, 2012, the Company executed 166 leases at its consolidated in-service portfolio totaling 1,098,191 square feet, consisting of 815,044 square feet of office space and 283,147 square feet of office/flex space.  Of these totals, 291,426 square feet were for new leases and 806,765 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
Tower Insurance Company of New York, a provider of property and casualty insurance products and services, signed a new lease for 76,892 square feet at Harborside Financial Center Plaza 2 in Jersey City.  The 761,200 square-foot office building is 98.0 percent leased.

-
Lehman Brothers Holdings, Inc., a global financial services firm, signed transactions totaling 33,258 square feet, representing a 30,542 square-foot relocation and a 2,716 square-foot renewal at 101 Hudson Street in Jersey City.  The 1,246,283 square-foot office building is 89.5 percent leased.

-
Wells Fargo Advisors, LLC, a financial services firm, signed a new lease for 29,391 square feet at Mack-Cali Centre VI, located at 461 From Road in Paramus.  The 253,554 square-foot office building is 27.3 percent leased.

-	The State of New Jersey signed a new lease for 23,316 square feet at 201 Littleton Road in Morris Plains. The 88,369 square-foot office building is 77.7 percent leased.

-
Mannkind Corporation, a biopharmaceutical company, renewed 22,746 square feet at Mack-Cali Centre IV, a 269,191 square-foot office building located at 61 South Paramus Road in Paramus that is 61.2 percent leased.

CENTRAL NEW JERSEY:
-
A global engineering company renewed 39,060 square feet at 200 Horizon Drive in Hamilton Township.  Located in Horizon Center Business Park, the 45,770 square-foot office/flex building is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
BTX Technologies, Inc., a manufacturer and distributor of products used to interface and integrate video, audio and data systems, renewed 23,060 square feet at 5 Skyline Drive in Hawthorne.  The 124,022 square-foot office/flex building, located in Mid-Westchester Executive Park, is 96.1 percent leased.

-
Vie De France Yamazaki, Inc., a wholesale bakery distributor, renewed 24,678 square feet at 525 Executive Boulevard in Elmsford. The 61,700 square-foot office/flex building, located in Cross Westchester Executive Park, is 100 percent leased.

SUBURBAN PHILADELPHIA:
-	A global engineering company renewed its lease for the entire 74,565 square-foot office building at 228 Strawbridge Drive in Moorestown Corporate Center in Moorestown.

Additionally, Metropolitan Life Insurance Company signed transactions totaling 46,858 square feet, including:

-
A renewal of 11,650 square feet and an expansion of 5,971 square feet at 565 Taxter Road in Elmsford, NY, a 170,554 square-foot office building located in Taxter Corporate Park that is 83.1 percent leased;

-	A renewal of 16,272 square feet at 65 Jackson Drive in Cranford, NJ, an 82,778 square-foot office building located in Cranford Business Park that is 89.8 percent leased; and
-	A renewal of 12,965 square feet at Mack-Cali Centre IV, located at 61 South Paramus Road in Paramus, NJ.

Included in the Company’s Supplemental Operating and Financial Data for the first quarter 2012 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http:///www.mack-cali.com/file-uploads/1st.quarter.sp.12.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2012, as follows:

Full Year
2012 Range
Net income available to common shareholders	$0.58 - $0.68
Add: Real estate-related depreciation and amortization	1.96
Deduct: Realized (gains) losses and unrealized losses on
disposition of rental properties, net	(0.04)
Funds from operations available to common shareholders	$2.50 - $2.60

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, April 26, 2012 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=4746970

The live conference call is also accessible by calling (719) 325-4761 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on April 26, 2012 through May 3, 2012.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 6505314.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2012 Form 10-Q:
http://www.mack-cali.com/file-uploads/1st.quarter.10q.12.pdf

First Quarter 2012 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/1st.quarter.sp.12.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 277 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,000 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended March 31,
Revenues	2012	2011
Base rents	$148,667	$147,711
Escalations and recoveries from tenants	20,150	27,180
Construction services	3,463	3,799
Real estate services	1,208	1,232
Other income	9,492	4,291
Total revenues	182,980	184,213

Expenses
Real estate taxes	22,903	24,795
Utilities	16,102	19,742
Operating services	26,604	30,346
Direct construction costs	3,278	3,582
General and administrative	10,807	8,623
Depreciation and amortization	47,822	47,707
Total expenses	127,516	134,795
Operating income	55,464	49,418

Other (Expense) Income
Interest expense	(30,629)	(30,892)
Interest and other investment income	13	10
Equity in earnings (loss) of unconsolidated joint ventures	600	(101)
Total other (expense) income	(30,016)	(30,983)
Income from continuing operations	25,448	18,435
Discontinued Operations:
Income (loss) from discontinued operations	(193)	140
Realized gains (losses) and unrealized losses on disposition of rental property, net	4,012	--
Total discontinued operations, net	3,819	140
Net income	29,267	18,575
Noncontrolling interest in consolidated joint ventures	79	110
Noncontrolling interest in Operating Partnership	(3,113)	(2,437)
Noncontrolling interest in discontinued operations	(466)	(19)
Preferred stock dividends	--	(500)
Net income available to common shareholders	$25,767	$15,729

PER SHARE DATA:

Basic earnings per common share	$0.29	$0.19

Diluted earnings per common share	$0.29	$0.19

Basic weighted average shares outstanding	87,799	82,948

Diluted weighted average shares outstanding	100,062	96,015

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended March 31,
	2012	2011
Net income available to common shareholders	$25,767	$15,729
Add: Noncontrolling interest in Operating Partnership	3,113	2,437
Noncontrolling interest in discontinued operations	466	19
Real estate-related depreciation and amortization on continuing operations (1)	48,730	48,674
Real estate-related depreciation and amortization on discontinued operations	415	441
Deduct: Discontinued operations – Realized (gains) losses and unrealized losses on disposition of rental property, net	(4,012)	--
Funds from operations available to common shareholders (2)	$74,479	$67,300

Diluted weighted average shares/units outstanding (3)	100,062	96,015

Funds from operations per share/unit – diluted	$0.74	$0.70

Dividends declared per common share	$0.45	$0.45

Dividend payout ratio:
Funds from operations-diluted	60.46%	64.20%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$5,826	$3,594
Tenant improvements and leasing commissions (4)	$9,550	$9,157
Straight-line rent adjustments (5)	$1,373	$2,216
Amortization of (above)/below market lease intangibles, net	$406	$209

(1)	Includes the Company’s share from unconsolidated joint ventures of $993 and $1,085 for the quarters ended March 31, 2012 and 2011, respectively.
(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,193 and 12,952 shares for the quarters ended March 31, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)	Includes the Company’s share from unconsolidated joint ventures of $17 and $63 for the quarters ended March 31, 2012 and 2011, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
 (amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended March 31,
	2012	2011
Net income available to common shareholders	$0.29	$0.19
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.49	0.51
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.04)	--
Funds from operations available to common shareholders (2)	$0.74	$0.70

Diluted weighted average shares/units outstanding (3)	100,062	96,015

(1)	Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarters ended March 31, 2012 and 2011, respectively.
(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,193 and 12,952 shares for the quarters ended March 31, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
	2012	2011
Assets
Rental property
Land and leasehold interests	$765,639	$773,026
Buildings and improvements	3,968,468	4,001,943
Tenant improvements	455,127	500,336
Furniture, fixtures and equipment	3,106	4,465
	5,192,340	5,279,770
Less-accumulated deprec. & amort.	(1,377,152)	(1,409,163)
	3,815,188	3,870,607
Rental property held for sale, net	23,927	--
Net investment in rental property	3,839,115	3,870,607
Cash and cash equivalents	20,524	20,496
Investments in unconsolidated joint ventures	63,799	32,015
Unbilled rents receivable, net	134,994	134,301
Deferred charges and other assets, net	211,886	210,470
Restricted cash	21,265	20,716
Accounts receivable, net	7,851	7,154

Total assets	$4,299,434	$4,295,759

Liabilities and Equity
Senior unsecured notes	$1,019,435	$1,119,267
Revolving credit facility	199,000	55,500
Mortgages, loans payable and other obligations	722,280	739,448
Dividends and distributions payable	44,999	44,999
Accounts payable, accrued expenses and other liabilities	105,803	100,480
Rents received in advance and security deposits	53,626	53,019
Accrued interest payable	15,068	29,046
Total liabilities	2,160,211	2,141,759
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,811,226 and 87,799,479 shares outstanding	878	878
Additional paid-in capital	2,537,267	2,536,184
Dividends in excess of net earnings	(661,246)	(647,498)
Total Mack-Cali Realty Corporation stockholders’ equity	1,876,899	1,889,564

Noncontrolling interests in subsidiaries:
Operating Partnership	260,492	262,499
Consolidated joint ventures	1,832	1,937
Total noncontrolling interests in subsidiaries	262,324	264,436

Total equity	2,139,223	2,154,000

Total liabilities and equity	$4,299,434	$4,295,759